Exhibit 1.1

Atkore International Group Inc.

[●] Shares of Common Stock

Underwriting Agreement

[●], 2016

Credit Suisse Securities (USA) LLC

Deutsche Bank Securities Inc.

J.P. Morgan Securities LLC

As representatives (“Representatives”) of the

several Underwriters named in Schedule I hereto,

c/o Credit Suisse Securities (USA) LLC

Eleven Madison Avenue

New York, New York 10010

c/o Deutsche Bank Securities Inc.

60 Wall Street, 4th Floor

New York, New York 10005

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Ladies and Gentlemen:

CD&R Allied Holdings, L.P., a Cayman Islands exempted limited partnership (the “Selling Stockholder”), as a stockholder of Atkore International Group Inc., a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”) an aggregate of [●] shares (the “Firm Shares”) of common stock, $0.01 par value (“Stock”) of the Company, and, at the election of the Underwriters, up to [●] additional shares of Stock (the “Optional Shares” and together with the Firm Shares, the “Shares”).

1. (a) The Company represents and warrants to, and agrees with, each of the Underwriters that:

(i) A registration statement on Form S-1 (File No. 333-209940) (the “Initial Registration Statement”) in respect of the Shares has been filed with the U.S. Securities and Exchange Commission (the “Commission”); the Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to the Representatives and, excluding exhibits thereto, to the Representatives for each of the other Underwriters, have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a “Rule 462(b) Registration Statement”), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Act”), which became effective upon filing, and the issuer free writing prospectuses, if any, filed pursuant to Section 6(a) hereof, no other document with respect to the Initial Registration Statement has heretofore been filed with the Commission; and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or, to the knowledge of the Company, threatened by the Commission (any preliminary prospectus included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424(a) under the Act is hereinafter called a “Preliminary Prospectus”; the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof and deemed by virtue of Rule 430A under the Act to be part of the Initial Registration Statement at the time it was declared effective, each as amended at the time such part of the Initial Registration Statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the “Registration Statement”; the Preliminary Prospectus relating to the Shares that was included in the Registration Statement immediately prior to the Applicable Time (as defined in Section 1(a)(iii) hereof), is hereinafter called the “Pricing Prospectus”; such final prospectus, in the form first filed pursuant to Rule 424(b) under the Act, is hereinafter called the “Prospectus”; and any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Shares is hereinafter called an “Issuer Free Writing Prospectus”);

(ii) No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and each Preliminary Prospectus dated on or after [●], 2016, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein or by the Selling Stockholder expressly for use therein; provided further, that (x) the only information so furnished by an Underwriter shall be the information in the second paragraph under the heading “Underwriting—Commissions and Expenses,” the information in the first paragraph and the second paragraph under the heading “Underwriting—Stabilization, Short Positions and Penalty Bids,” the information under the heading “Underwriting—Electronic Distribution” and the information under the heading “Underwriting—Discretionary Sales” contained in the Prospectus (collectively, the “Underwriter Information”) and (y) the only information so furnished by the Selling Stockholder shall be the name of the Selling Stockholder, the number of offered shares and the address and other information with respect to the Selling Stockholder included in the “Principal and Selling Stockholders” section of the Registration Statement, the Pricing Prospectus, the Prospectus or any Issuer Free Writing Prospectus (the “Selling Stockholder Information”);

(iii) For the purposes of this Agreement, the “Applicable Time” is [●]:[●] p.m. (New York City time) on the date of this Agreement; the Pricing Prospectus, as supplemented by the Issuer Free Writing Prospectuses and the other information listed on Schedule II(b) hereto, taken together (collectively, the “Pricing Disclosure Package”), as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus listed on Schedule II(a) or Schedule II(b) hereto does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the Pricing Disclosure Package, as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to the Underwriter Information or the Selling Stockholder Information;

(iv) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to each part of the Registration Statement and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of the Prospectus, in light of the circumstances under which they were made); provided, however, that this representation and warranty shall not apply to the Underwriter Information or the Selling Stockholder Information;

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(v) Neither the Company nor any of its subsidiaries has sustained, since the date of the latest audited financial statements included in the Pricing Prospectus, any material loss or material interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth in or contemplated by the Pricing Disclosure Package; and, since the respective dates as of which information is given in the Registration Statement and the Pricing Prospectus, there has not been any material change in (i) the capital stock of the Company or its subsidiaries or (ii) long-term debt of the Company and its subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, taken together as a whole, otherwise than as set forth or contemplated in the Pricing Disclosure Package;

(vi) The Company and its subsidiaries, taken together as a whole, have good title in fee simple to, or have valid rights to lease or otherwise use, all items of real property and title to, or valid rights to lease or otherwise use, all personal property, which are material to the business of the Company and its subsidiaries, taken as a whole (collectively, the “Business”), free and clear of all liens, encumbrances, claims and title defects (collectively, “Liens”) that would reasonably be expected to have a material adverse effect on the financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”), other than Liens disclosed, granted or to be granted to the lenders under or otherwise permitted by the agreements and instruments governing the Company’s existing indebtedness described in the Pricing Disclosure Package, as the same may be amended, supplemented, waived or otherwise modified from time to time, or refunded, refinanced, restructured, replaced, renewed, repaid, increased or extended from time to time (whether in whole or in part) and except as do not materially interfere with the use of such properties;

(vii) Each of the Company and its subsidiaries listed on Schedule IV hereto (each, a “Designated Subsidiary” and collectively, the “Designated Subsidiaries”) (i) has been duly incorporated or organized and is validly existing in good standing under the laws of the jurisdiction of its incorporation or organization (to the extent the concept of good standing is applicable in the relevant jurisdiction), with power and authority to own its properties and conduct its business as described in the Pricing Prospectus; and (ii) has been duly qualified as a foreign corporation, partnership or limited liability company for the transaction of business and is in good standing (if applicable) under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except, in the case of clauses (i) and (ii), where the failure to be in good standing or to be so qualified or to have such power or authority would not reasonably be expected to have a Material Adverse Effect;

(viii) The Company has an authorized capitalization as set forth in the Pricing Prospectus and all of the issued shares of capital stock of the Company, including the Shares to be sold pursuant to this Agreement, have been duly and validly authorized and issued and are fully paid and non-assessable and conform in all material respects to the description of the Stock contained in the Pricing Disclosure Package and the Prospectus; none of the outstanding shares of capital stock of the Company (including the Shares) were issued in violation of preemptive or other similar rights of any stockholder of the Company; and all of the issued shares of capital stock of each Designated Subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and, in each case, except as otherwise set forth in the Pricing Disclosure Package, are owned directly or indirectly by the Company, free and clear of all Liens other than the Liens disclosed, granted or to be granted under or otherwise permitted by agreements and instruments governing the existing indebtedness of the Company or its subsidiaries as described in the Pricing Disclosure Package, as the same may be amended, supplemented, waived or otherwise modified from time to time, or refunded, refinanced, restructured, replaced, renewed, repaid, increased or extended from time to time (whether in whole or in part);

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(ix) This Agreement has been duly authorized, executed and delivered by the Company;

(x) The sale of the Shares and the compliance by the Company with, this Agreement and the consummation of the transactions contemplated herein will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its Designated Subsidiaries is a party or by which the Company or any of its Designated Subsidiaries is bound or to which any of the property or assets of the Company or any of its Designated Subsidiaries is subject; (ii) violate any provision of the certificate of incorporation or by-laws, or other organizational document, of the Company, or any of its Designated Subsidiaries; or (iii) violate any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its Designated Subsidiaries, except, in the case of clauses (i) and (iii), as would not reasonably be expected to have a Material Adverse Effect, in the case of each such clause, after giving effect to any consents, approvals, authorizations, orders, registrations, qualifications, waivers and amendments as will have been obtained or made as of the First Time of Delivery (as defined in Section 4(a) hereof); and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the consummation by the Company of the transactions contemplated by this Agreement, except (A) for the registration under the Act of the Shares; (B) the approval by the Financial Industry Regulatory Authority (“FINRA”) of the underwriting terms and arrangements; (C) such consents, approvals, authorizations, orders, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters; (D) as disclosed in the Pricing Disclosure Package; (E) such consents, approvals, authorizations, orders, registrations, qualifications, waivers, amendments or terminations as will have been obtained or made as of the First Time of Delivery; and (F) where the failure to obtain or make any such consent, approval, authorization, order, registration or qualification would not reasonably be expected to have a Material Adverse Effect;

(xi) Neither the Company nor any of its Designated Subsidiaries is (i) in violation of its certificate of incorporation or by-laws, or other organizational document, as applicable; or (ii) in default in the performance or observance of any obligation, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except, in the case of clause (ii) above, for any such violation or default that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect;

(xii) The statements set forth in the Pricing Prospectus and the Prospectus under the caption “Description of Capital Stock”, insofar as they purport to constitute a summary of the terms of the Stock, and under the caption “U.S. Federal Income Tax Considerations for Non-U.S. Holders”, insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate in all material respects;

(xiii) Other than as set forth in the Pricing Disclosure Package, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is subject that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and, to the knowledge of the Company, no such proceedings are threatened by governmental authorities or by others;

(xiv) The Company is not an “investment company”, as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(xv) At the time of filing the Initial Registration Statement, the Company was not and is not an “ineligible issuer”, as defined in Rule 405 under the Act;

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(xvi) Deloitte & Touche LLP (“Deloitte”), who has audited certain consolidated financial statements of the Company included in the Pricing Disclosure Package, has advised the Company that it is an independent registered public accounting firm with respect to the Company as required by the Act and the rules and regulations of the Commission thereunder and the rules and regulations of the Public Company Accounting Oversight Board (United States);

(xvii) The Company maintains a system of internal accounting controls that is sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles in the United States (“GAAP”) and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

(xviii) Since the date of the latest audited financial statements included in the Pricing Disclosure Package, to the knowledge of the Company, there has been no change in the Company’s internal accounting controls that has materially adversely affected, or would reasonably be expected to materially adversely affect, the Company’s internal accounting controls;

(xix) The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective at a reasonable assurance level;

(xx) The consolidated financial statements of the Company included in the Registration Statement, the Pricing Disclosure Package and the Prospectus present fairly in all material respects the financial position of the Company and its consolidated subsidiaries, as of the dates indicated and the results of its operations and the changes in its stockholders’ equity and cash flows for the periods specified (subject to the omission of footnotes and normal year-end audit and other adjustments, as to any unaudited financial statements of the Company); such consolidated financial statements have been prepared in accordance with GAAP applied on a consistent basis, subject to the limitations set out in the notes to the respective financial statements of the Company included in the Registration Statement, the Pricing Disclosure Package and the Prospectus; and any supporting schedules included in the Registration Statement present fairly the information required to be stated therein;

(xxi) There are no persons with registration rights or other similar rights to have any securities registered for sale pursuant to the Registration Statement or otherwise registered for sale or sold by the Company under the Act pursuant to this Agreement other than those rights that have been waived or rights which have been disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus;

(xxii) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer or employee of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”), or committed an offence under the Bribery Act 2010 of the United Kingdom; or (iv) made any bribe, unlawful rebate, payoff, influence payment, kickback or other unlawful payment; and the Company has instituted a policy designed to promote and ensure compliance with the FCPA;

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(xxiii) The Company and its subsidiaries have not, nor, to the knowledge of the Company, has any director, officer or employee of the Company or any of its subsidiaries taken any action (including the participation of the Company and its subsidiaries in the offering of the Shares), directly or indirectly, that would result in a violation by such person of applicable anti-money laundering laws, including applicable and federal, state, international, foreign or other laws, regulations or government guidance regarding anti-money laundering (including, the USA PATRIOT ACT of 2001) rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”); and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is, to the knowledge of the Company, pending or threatened;

(xxiv) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer or employee of the Company or any of its subsidiaries is currently subject to any U.S. sanctions (“Sanctions”) administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”), nor is the Company or any of its subsidiaries located, organized or resident in a country or territory that is the subject or target of comprehensive Sanctions (namely, Crimea, Cuba, Iran, North Korea, Sudan and Syria, each a “Sanctioned Country”);

(xxv) The Company and each of its subsidiaries collectively own, or have the legal right to use, all United States patents, patent applications, trademarks, trademark applications, trade names, copyrights, technology, know-how and processes necessary for them to conduct the Business as currently conducted (the “Intellectual Property”), except for those the failure to own or have such legal right to use would not be reasonably expected to have a Material Adverse Effect. Except as disclosed in the Pricing Disclosure Package, no claim has been asserted in writing and is pending by any person against the Company or any of its subsidiaries challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property, nor has the Company received written notice of any such claim, and, to the knowledge of the Company, the use of such Intellectual Property by the Company and its subsidiaries does not infringe on the rights of any person, except for such claims and infringements which, in the aggregate, would not be reasonably expected to have a Material Adverse Effect;

(xxvi) Except as disclosed in the Pricing Disclosure Package, there is no claim or environmental remediation project pending or, to the knowledge of the Company, threatened under any Environmental Law (as defined below) against the Company or its subsidiaries that would reasonably be expected to have a Material Adverse Effect. The term “Environmental Law” means any federal, local or foreign law, regulation, ordinance, order, judgment decree, permit or rule (including rule of common law) now in effect governing pollution, or actual or alleged exposure to, hazardous or toxic materials, substances or wastes, including but not limited to, asbestos or asbestos-containing materials;

(xxvii) The Company has filed or caused to be filed all United States federal income tax returns and all other material tax returns which are required to be filed or have requested extensions thereof and has paid (i) all taxes shown to be due and payable on such returns; and (ii) all taxes shown to be due and payable on any assessments of which it has received notice made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any governmental authority (other than any (A) taxes, fees or other charges with respect to which the failure to pay, in the aggregate, would not reasonably be expected to have a Material Adverse Effect; or (B) taxes, fees or other charges the amount or validity of which are currently being contested in good faith by appropriate proceedings diligently conducted and with respect to which reserves in conformity with GAAP have been provided on the books of the Company, as the case may be). No tax lien has been filed, and no claim is being asserted, with

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respect to any such tax, fee or other charge, against the Company or any of its Designated Subsidiaries, except for liens or charges that would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect;

(xxviii) (i) The Company and its subsidiaries collectively possess all licenses, permits, certificates, consents, orders, approvals and other authorizations from, and have made all declarations and filings with, all federal, state and other governmental authorities, presently required or necessary to own or lease, as the case may be, and to operate their properties and to carry on the Business as set forth in the Pricing Disclosure Package (“Permits”), except as disclosed in the Pricing Disclosure Package or where the failure to possess, make or obtain such Permits (by possession, declaration or filing) would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(xxix) The Company has not taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in the stabilization or manipulation of the price of the Shares;

(xxx) There is no strike or labor dispute, slowdown or work stoppage with the employees of the Company or any of its subsidiaries that is pending or, to the knowledge of the Company, threatened, except as would not reasonably be expected to have a Material Adverse Effect; and

(xxxi) The Company and its subsidiaries collectively carry insurance (including self-insurance, if any) in such amounts and covering such risks as in the Company’s reasonable determination is adequate for the conduct of its business and the value of its properties, except where the failure to carry such insurance would not reasonably be expected to have a Material Adverse Effect.

(b) The Selling Stockholder represents and warrants to, and agrees with, each Underwriter and the Company that:

(i) All consents, approvals, authorizations and orders necessary for the execution and delivery by the Selling Stockholder of this Agreement and for the sale and delivery of the Shares to be sold by the Selling Stockholder hereunder, have been obtained, or will be obtained prior to the First Time of Delivery; and the Selling Stockholder has full right, power and authority to enter into this Agreement and to sell, assign, transfer and deliver the Shares to be sold by the Selling Stockholder hereunder, except for such consents, approvals, authorizations and orders as would not impair in any material respect the consummation of the Selling Stockholder’s obligations hereunder;

(ii) The sale of the Shares to be sold by the Selling Stockholder hereunder and the compliance by the Selling Stockholder with this Agreement and the consummation of the transactions herein contemplated will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Selling Stockholder is a party or by which the Selling Stockholder is bound or to which any of the property or assets of the Selling Stockholder is subject; (ii) violate the provisions of any organizational or similar documents pursuant to which the Selling Stockholder was formed; or (iii) violate any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Selling Stockholder or the property of the Selling Stockholder, except in the case of clause (i) or clause (iii), for such conflicts, breaches, violations or defaults as would not impair in any material respect the consummation of the Selling Stockholder’s obligations hereunder and thereunder;

(iii) Immediately prior to each Time of Delivery (as defined in Section 4(a) hereof) the Selling Stockholder will be the beneficial or record holder of the Shares to be sold by the Selling Stockholder hereunder with full dispositive power thereover, and holds, and will hold, such Shares free and clear of all liens, encumbrances, equities or claims; and, upon delivery of

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such Shares and payment therefor pursuant hereto, assuming that the Underwriters have no notice of any adverse claims (within the meaning of Section 8-105 of the New York Uniform Commercial Code as in effect in the State of New York from time to time (the “UCC”)) to such Shares, each Underwriter will acquire a valid security entitlement (within the meaning of Section 8-102(a)(17) of the UCC) to such Shares purchased by such Underwriter, and no action (whether framed in conversion, replevin, constructive trust, equitable lien or other theory) based on an adverse claim (within the meaning of Section 8-105 of the UCC) to such security entitlement may be asserted against such Underwriter;

(iv) On or prior to the date of the Pricing Prospectus, the Selling Stockholder has executed and delivered to the Underwriters an agreement substantially in the form of Annex V hereto.

(v) The Selling Stockholder has not taken and will not take, directly or indirectly, any action which is designed to or which has constituted or which would reasonably be expected to cause or result in stabilization or manipulation of the price of any equity security, or any securities convertible into, or exchangeable for, or that represent a right to receive an equity security or any equity-linked securities of the Company to facilitate the sale or resale of the Shares;

(vi) To the extent, but only to the extent, that any statements made in the Registration Statement, the Pricing Prospectus, the Prospectus, any Issuer Free Writing Prospectus or any amendment or supplement thereto are made in reliance upon and in conformity with the Selling Stockholder Information, the Registration Statement, the Pricing Prospectus, the Prospectus, any Issuer Free Writing Prospectus do not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of the Pricing Prospectus, the Prospectus, or any amendment or supplement thereto, and any Issuer Free Writing Prospectus, in light of the circumstances under which they were made); and

(vii) In order to document the Underwriters’ compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 with respect to the transactions herein contemplated, the Selling Stockholder will deliver to you prior to or at the First Time of Delivery a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof).

2. Subject to the terms and conditions herein set forth, (a) the Selling Stockholder agrees to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Selling Stockholder at a purchase price per share of $[●], the aggregate number of Firm Shares to be purchased by such Underwriter as set forth opposite the name of such Underwriter in Schedule I hereto and, (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Shares as provided below, the Selling Stockholder agrees to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Selling Stockholder, at the purchase price per share set forth in clause (a) of this Section 2, that portion of the number of Optional Shares as to which such election shall have been exercised (to be adjusted by the Representatives so as to eliminate fractional shares) determined by multiplying such number of Optional Shares by a fraction, the numerator of which is the maximum number of Optional Shares which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of Optional Shares that all of the Underwriters are entitled to purchase hereunder.

The Selling Stockholder, hereby grants to the Underwriters the right to purchase at their election up to [●] Optional Shares, at the purchase price per share set forth in the paragraph above, for the sole purpose of covering sales of shares in excess of the number of Firm Shares, provided that the purchase price per Optional Share shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Shares but not payable on the Optional Shares. Any such election to purchase Optional Shares may be exercised only by written notice from the Representatives to the Selling Stockholder, with a copy to

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Debevoise & Plimpton LLP and to the Company, given within a period of 30 calendar days after the date of this Agreement, setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by the Representatives but in no event earlier than the First Time of Delivery (as defined in Section 4(a) hereof) or, unless the Representatives and the Selling Stockholder otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

3. Upon the authorization by the Selling Stockholder of the release of the Firm Shares, the several Underwriters propose to offer the Firm Shares for sale upon the terms and conditions set forth in the Prospectus.

4. (a) The Shares to be purchased by each Underwriter hereunder, in book-entry form, and in such authorized denominations and registered in such names as the Representatives may request upon at least forty-eight hours’ prior notice to the Selling Stockholder shall be delivered by or on behalf of the Selling Stockholder to the Representatives, through the facilities of The Depository Trust Company (“DTC”), for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Selling Stockholder to the Representatives at least twenty-four hours in advance. The time and date of such delivery and payment shall be, with respect to the Firm Shares, 9:30 a.m., New York time, on [●], 2016 or such other time and date as the Representatives and the Selling Stockholder may agree upon in writing, and, with respect to the Optional Shares, 9:30 a.m., New York time, on the date specified by the Representatives in each written notice given by the Representatives of the Underwriters’ election to purchase such Optional Shares, or such other time and date as the Representatives and the Selling Stockholder may agree upon in writing. Such time and date for delivery of the Firm Shares is herein called the “First Time of Delivery”, each such time and date for delivery of the Optional Shares, if not the First Time of Delivery, is herein called the “Second Time of Delivery”, and each such time and date for delivery is herein called a “Time of Delivery”.

(b) The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 8 hereof, including the cross-receipt for the Shares and any additional documents requested by the Representatives pursuant to Section 8(k) and Section 8(l) hereof will be delivered at the offices of Debevoise & Plimpton LLP, 919 Third Avenue, New York, New York 10022 (the “Closing Location”), and the Shares will be book-entry delivery at such Time of Delivery. A meeting will be held at the Closing Location at 2:00 p.m., New York City time, on the New York Business Day next preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

5. The Company agrees with each of the Underwriters:

(a) To prepare the Prospectus in a form approved by the Representatives and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act; to make no further amendment or any supplement to the Registration Statement or the Prospectus prior to the last Time of Delivery without the Representatives’ consent which shall not be unreasonably withheld; to advise the Representatives, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish the Representatives with copies thereof; to file promptly all material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act; to advise the Representatives, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Shares, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose or pursuant to Section 8A of the Act, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order;

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(b) Promptly from time to time to take such action as the Representatives may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as the Representatives may reasonably request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

(c) Prior to 10:00 a.m., New York City time, on the second New York Business Day following the date of this Agreement and from time to time, to furnish the Underwriters with written and electronic copies of the Prospectus (and to the extent the Prospectus is not available, the Pricing Disclosure Package) in New York City in such quantities as the Representatives may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus (or the Pricing Disclosure Package, as applicable) in connection with the offering or sale of the Shares and if at such time any event shall have occurred as a result of which the Prospectus (or the Pricing Disclosure Package, as applicable) as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act or, as applicable, the Pricing Disclosure Package) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus (or Pricing Disclosure Package, as applicable) in order to comply with the Act, to notify the Representatives and upon the Representatives’ request to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as the Representatives may from time to time reasonably request of an amended Prospectus (or Pricing Disclosure Package, as applicable) or a supplement to the Prospectus (or Pricing Disclosure Package, as applicable) which will correct such statement or omission or effect such compliance; and in case any Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the Shares at any time nine months or more after the time of issue of the Prospectus, upon the Representatives’ request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as the Representatives may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

(d) To make generally available to its security holders as soon as practicable, but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

(e) During the period beginning from the date hereof and continuing to and including the date 180 days after the date of the Prospectus (the “Lock-Up Period”), not to (i) offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, or file with the Commission a registration statement under the Act relating to, any securities of the Company that are substantially similar to the Shares, including but not limited to any options or warrants to purchase shares of Stock or any securities that are convertible into or exchangeable for, or that represent the right to receive, Stock or any such substantially similar securities or publicly disclose the intention to make any offer, sale, pledge, disposition or filing, or; (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Stock or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Stock or such other securities, in cash or otherwise other than (A) the Shares to be sold hereunder, (B) any shares of Stock issued by the Company upon the exercise of an option or warrant or the conversion; of a security outstanding on the date hereof and referred to in the Registration Statement, Pricing Disclosure Package or the Prospectus; (C) any shares of Stock issued or options to purchase Stock or restricted stock units, performance shares, performance units, stock appreciation rights, dividend

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equivalents, deferred share units or other Stock-based awards granted pursuant to employee benefit or compensation plans of the Company and referred to in the Registration Statement, Pricing Disclosure Package or the Prospectus; (D) any shares of Stock or restricted stock units, performance shares, performance units, stock appreciation rights, dividend equivalents, deferred share units or other Stock-based awards issued pursuant to any employee stock purchase plan, non-employee director stock plan or dividend reinvestment plan and referred to in the Registration Statement, Pricing Disclosure Package or the Prospectus; or (E) the filing of any registration statement on Form S-8, or (F) the entry into an agreement providing for the issuance of Stock or any securities convertible into or exercisable for Stock, and the issuance of any such securities pursuant to such an agreement, in connection with (i) the acquisition by the Company or any of its subsidiaries of the securities, business, property or other assets of another person or entity, including pursuant to an employee benefit plan assumed by the Company in connection with such acquisition, or (ii) joint ventures, commercial relationships or other strategic transactions, and the issuance of any such securities pursuant to any such agreement, provided that the aggregate number of shares issued or issuable pursuant to this clause (F) does not exceed 10% of the outstanding shares of Stock and prior to any such issuance each recipient of any such securities shall have executed and delivered to the Representatives an agreement substantially in the form of Annex V hereto), without having received the prior written waiver from any two of the Representatives;

(f) If any two of the Representatives, in their sole discretion, agree to release or waive the restrictions in lock-up letters described in Section 8(l) hereof, for an officer or director of the Company, pursuant to a waiver request that is in compliance with the Lock-Up Waiver Requirement and provide the Company with notice of the impending release or waiver at least three business days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by a press release substantially in the form of Annex IV hereto through a major news service at least two business days before the effective date of the release or waiver;

(g) To use its reasonable best efforts to list for trading, subject to official notice of issuance, the Shares on the New York Stock Exchange (the “Exchange”);

(h) To file with the Commission such information on Form 10-Q or Form 10-K as may be required by Rule 463 under the Act; and

(i) If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 p.m., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 3a(c) of the Commission’s Informal and Other Procedures (16 CFR 202.3a).

6. (a) The Company represents and agrees that, without the prior consent of the Representatives, it has not made and will not make any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 under the Act; the Selling Stockholder represents and agrees that, without the prior written consent of the Company and the Representatives, it has not made and it will not make any offer relating to the Shares that would constitute a free writing prospectus; and each Underwriter, severally and not jointly, represents and agrees that, without the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Shares that would constitute a free writing prospectus that would require a filing under the Act; any such free writing prospectus the use of which has been consented to by the Company and the Representatives is listed on Schedule II(a) and Schedule II(b) hereto;

(b) The Company has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; and the Company represents that it has satisfied and agrees that it will satisfy the conditions under Rule 433 under the Act to avoid a requirement to file with the Commission any electronic road show; and

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(c) The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give notice thereof as soon as reasonably practicable to the Representatives and, if requested by the Representatives, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to the Underwriter Information.

7. The Company covenants and agrees with the several Underwriters that (a) the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Shares under the Act and all other expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any Agreement among Underwriters, this Agreement, the Blue Sky Memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iii) up to $15,000 in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 5(b) hereof, including the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey; (iv) all fees and expenses in connection with listing the Shares on the Exchange; (v) the costs, fees and expenses incurred by the Underwriters in connection with determining their compliance with the rules and regulations of FINRA related to the Underwriters’ participation in the offering and distribution of the Shares, including any related filing fees and the legal fees of, and disbursements by, counsel to the Underwriters in an amount not to exceed $25,000; (vi) the cost of preparing stock certificates; if applicable; (vii) the cost and charges of any transfer agent or registrar; (viii) the travel expenses incurred by or on behalf of representatives of the Company in connection with attending or hosting meetings with prospective purchasers of the Stock and expenses associated with any electronic road show (it being understood that the Underwriters, collectively, shall bear one-half of the costs associated with any chartered aircraft); (ix) all expenses (except underwriter discounts and commissions) incident to the sale and delivery of the Shares to be sold by the Selling Stockholder to the Underwriters hereunder; (x) any fees and expenses of counsel for the Selling Stockholder; and (xi) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. Except as otherwise set forth in clause (ix) of the immediately preceding sentence, the Selling Stockholder covenants that it will pay or cause to be paid all taxes incident to the sale and delivery of the Shares to be sold by the Selling Stockholder to the Underwriters hereunder; provided, that, the Representatives agree to pay New York State stock transfer tax, and the Selling Stockholder agrees to reimburse the Representatives for associated carrying costs if such tax payment is not rebated on the day of payment and for any portion of such tax payment not rebated. The provisions of this Section shall not affect any agreement that the Company and the Selling Stockholder may make or have for the sharing of such costs and expenses. It is understood, however, that the Company shall bear, and the Selling Stockholder shall not be required to pay or to reimburse the Company for, the cost of any other matters not directly relating to the sale and purchase of the Shares pursuant to this Agreement, and that, except as provided in this Section, and Sections 9 and 12 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, stock transfer taxes on resale of any of the Shares by them, and any advertising expenses connected with any offers they may make. The Underwriters agree, severally and not jointly, to reimburse pro rata based on the same ratio to the number of Firm Shares such Underwriter is entitled to purchase set forth opposite the name of such Underwriter in Schedule I hereof, the Company for certain bona fide and documented expenses incurred by the Company in connection with the offering in an amount of up to $[     ] (the “Underwriter Reimbursement Amount”). Notwithstanding anything to the contrary herein, if the sale of all of the Firm Shares pursuant to this Agreement is not consummated for any reason (including, without limitation, due to any termination of this Agreement or due to the failure of any conditions precedent thereto to be satisfied or waived), then the Underwriter Reimbursement Amount will not be due or payable.

8. The obligations of the Underwriters hereunder, as to the Shares to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company and the Selling Stockholder herein are, as of the date of this agreement and at and as of such Time of Delivery, true and correct, the condition that the Company and the Selling Stockholder shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

(a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; all material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433; if the Company has elected to rely upon Rule 462(b) under the Act,

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the Rule 462(b) Registration Statement shall have become effective by 10:00 p.m., Washington, D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission no stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the Representatives’ reasonable satisfaction;

(b) Latham & Watkins LLP, counsel for the Underwriters, shall have furnished to the Representatives such written opinion and negative assurance letter, dated such Time of Delivery, in form and substance satisfactory to the Representatives;

(c) Debevoise & Plimpton LLP, counsel for the Company, shall have furnished to the Representatives its written opinion and negative assurance letter, substantially in the forms set forth in Annex I-A and Annex I-B hereto, each dated such Time of Delivery;

(d) Daniel S. Kelly, General Counsel for the Company, shall have furnished to you a certificate, substantially in the form set forth in Annex I-C hereto, dated such Time of Delivery;

(e) Debevoise & Plimpton LLP, New York counsel for the Selling Stockholder, shall have furnished to the Representatives its written opinion with respect to matters of New York law, substantially in the form set forth in Annex II hereto, dated such Time of Delivery;

(f) Maples & Calder, Cayman counsel for the Selling Stockholder, shall have furnished to the Representatives its written opinion with respect to matters of Cayman Islands law, substantially in the form set forth in Annex III hereto, dated such Time of Delivery;

(g) On the date of the Prospectus at a time prior to the execution of this Agreement, at 9:30 a.m., New York City time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, Deloitte shall have furnished to the Representatives a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to the Representatives;

(h) On the date of the Prospectus at a time prior to the execution of this Agreement, at 9:30 a.m., New York City time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, Rea & Associates, Inc., independent auditors of Heritage Plastics, Inc., shall have furnished to the Representatives a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to the Representatives;

(i) (i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included in the Pricing Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth in or contemplated by the Pricing Disclosure Package; and (ii) since the respective dates as of which information is given in the Pricing Prospectus there shall not have been any change in the capital stock or long-term debt of the Company and its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, taken together as a whole, otherwise than as set forth or contemplated in the Pricing Disclosure Package, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of the Representatives so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

(j) On or after the Applicable Time (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities by any “nationally recognized statistical rating organization”, as defined in Section 3(a)(62) of the Exchange Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities;

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(k) On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the Exchange; (ii) a suspension or material limitation in trading in the Company’s securities on the Exchange; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war; or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

(l) The Shares to be sold at such Time of Delivery shall have been duly listed, subject to official notice of issuance, on the Exchange;

(m) The Company shall have obtained and delivered to the Underwriters executed copies of an agreement from each executive officer, director and stockholder of the Company listed on Schedule III hereto, substantially to the effect set forth in Annex V hereto in form and substance satisfactory to the Representatives;

(n) The Company shall have complied with the provisions of Section 5(c) hereof with respect to the furnishing of prospectuses on the second New York Business Day following the date of this Agreement;

(o) The Company shall have furnished or caused to be furnished to the Representatives at the Time of Delivery certificates of officers of the Company satisfactory to the Representatives as to the accuracy of the representations and warranties of the Company herein at and as of the Time of Delivery, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to the Time of Delivery, as to such other matters as the Representatives may reasonably request, and the Company shall have furnished or caused to be furnished certificates as to the matters set forth in subsections (a) and (h) of this Section 8; and

(p) The Selling Stockholder shall have furnished or caused to be furnished to the Representatives at the Time of Delivery certificates of an officer of the Selling Stockholder satisfactory to the Representatives as to the accuracy of the representations and warranties of the Selling Stockholder herein at and as of the Time of Delivery, as to the performance by the Selling Stockholder of all of its obligations hereunder to be performed at or prior to the Time of Delivery, as to such other matters as the Representatives may reasonably request.

9. (a) The Company will indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act and their respective officers, directors, employees and selling agents (including any affiliate of an Underwriter involved on behalf of the Underwriter in the distribution process for the Stock) against any losses, claims, damages or liabilities, joint or several, to which such Underwriter and/or such person may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus, the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any “issuer information” (in the case of either an Issuer Free Writing Prospectus or such “issuer information,” taken together with the Pricing Prospectus) filed or required to be filed pursuant to Rule 433(d) under the Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of the Preliminary Prospectus, the Pricing Prospectus, the Prospectus, or any amendment or supplement thereto, and any Issuer Free Writing Prospectus, in the light of the circumstances under which they were made), and will

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reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable to any Underwriter in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus in reliance upon and in conformity with the Underwriter Information.

(b) The Selling Stockholder will indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act and their respective officers, directors, employees and selling agents (including any affiliate of an Underwriter involved on behalf of the Underwriter in the distribution process for the Stock) against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, in-so-far as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus (taken together with the Pricing Disclosure Package), or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of the Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in the light of the circumstances under which they were made), in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or any such amendment or supplement in reliance upon and in conformity with the Selling Stockholder Information; and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however that the Selling Stockholder shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the Underwriter Information, provided, further, that the liability of the Selling Stockholder pursuant to this subsection (b) and the indemnity and contribution clauses in Section 9(e) shall not exceed the net proceeds (after deducting underwriting discounts and commissions, but before deducting expenses) received by the Selling Stockholder from the sale of Shares by the Selling Stockholder pursuant to the transactions contemplated hereby (the “Selling Stockholder Proceeds”).

(c) Each Underwriter, severally and not jointly, will indemnify and hold harmless the Company, each Selling Stockholder and each person, if any, who controls the Company or the Selling Stockholder within the meaning of Section 15 of the Act or Section 20 of the Exchange Act and their respective officers, directors and employees against any losses, claims, damages or liabilities to which the Company or the Selling Stockholder may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, (taken together with the Pricing Disclosure Package), or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of the Preliminary Prospectus, the Pricing Prospectus, the Prospectus, or any amendment or supplement thereto, and any Issuer Free Writing Prospectus, in the light of the circumstances under which they were made), in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing

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Prospectus, in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives expressly for use therein; and will reimburse the Company and each Selling Stockholder for any legal or other expenses reasonably incurred by the Company or the Selling Stockholder in connection with investigating or defending any such action or claim as such expenses are incurred. The Company and the Selling Stockholder each acknowledge that the Underwriter Information constitutes the only information furnished in writing by or on behalf of the Underwriter for inclusion in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus.

(d) Promptly after receipt by an indemnified party under subsection (a), (b) or (c) of this Section 9 of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under subsection (a), (b) or (c) of this Section 9. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. It is understood that the indemnifying party or parties shall not, in connection with any one action or proceeding or separate but substantially similar actions or proceedings arising out of the same general allegations, be liable for the fees and expenses of more than one separate firm of attorneys at any time for all indemnified parties (except to the extent that regular counsel (in addition to any local counsel) is required to effectively defend against any such action or proceeding). No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim; and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(e) If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a), (b) or (c) above, or actions in respect thereof, in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholder on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (d) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Selling Stockholder on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and Selling Stockholder on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Selling Stockholder bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Selling Stockholder on the one hand or the

16

Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company, the Selling Stockholder and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (e), (i) no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, and (ii) the contribution by the Selling Stockholder pursuant to this subsection (e) shall not exceed the Selling Stockholder Proceeds (reduced by any amounts the Selling Stockholder is obligated to pay under subsection (b) above). No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (e) to contribute are several in proportion to their respective underwriting obligations and not joint.

(f) The obligations of the Company and the Selling Stockholder under this Section 9 shall be in addition to any liability which the Company and the Selling Stockholder may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of each Underwriter and each person, if any, who controls any Underwriter within the meaning of the Act and each broker-dealer affiliate of any Underwriter; and the obligations of the Underwriters under this Section 9 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company) and to each person, if any, who controls the Company or any Selling Stockholder within the meaning of the Act.

10. (a) If any Underwriter shall default in its obligation to purchase the Shares that it has agreed to purchase hereunder at a Time of Delivery, the Representatives may in their discretion arrange for the Representatives or another party or other parties to purchase such Shares on the terms contained herein. If within thirty-six hours after such default by any Underwriter the Representatives do not arrange for the purchase of such Shares, then the Company and the Selling Stockholder shall be entitled to a further period of thirty-six hours within which to procure another party or other parties reasonably satisfactory to the Representatives to purchase such Shares on such terms. In the event that, within the respective prescribed periods, the Representatives notify the Company and the Selling Stockholder that the Representatives have so arranged for the purchase of such Shares, or the Company or a Selling Stockholder notifies the Representatives that it has so arranged for the purchase of such Shares, the Representatives or the Selling Stockholder shall have the right to postpone (such) Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in the Representatives’ opinion may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

(b) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the Representatives and the Selling Stockholder as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased does not exceed one-eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, then the Selling Stockholder shall have the right to require each non-defaulting Underwriter to purchase the number of Shares which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

17

(c) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the Representatives and the Selling Stockholder as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased exceeds one-eleventh of the aggregate number of all of the Shares to be purchased at such Time of Delivery, or if the Selling Stockholder shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Shares of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to a Second Time of Delivery, the obligations of the Underwriters to purchase and of the Selling Stockholder to sell the Optional Shares) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter, the Company or the Selling Stockholder, except for the expenses to be borne by the Company, the Selling Stockholder and the Underwriters as provided in Section 7 hereof and the indemnity and contribution agreements in Section 9 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

11. The respective indemnities, agreements, representations, warranties and other statements of the Company, the Selling Stockholder and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person, officer, director, employees or selling agent of any Underwriter, or the Company, or the Selling Stockholder, or any officer, director, employee or controlling person of either the Company or the Selling Stockholder and shall survive delivery of and payment for the Shares.

12. If this Agreement shall be terminated pursuant to Section 10 hereof, neither the Company nor the Selling Stockholder shall then be under any liability to any Underwriter except as provided in Sections 7 and 9 hereof; but, if for any other reason any Shares are not delivered by or on behalf of the Selling Stockholder as provided herein, (x) the Company or (y) if such failure to deliver any Shares arises from the breach of a representation, warranty or covenant by the Selling Stockholder, the Selling Stockholder, will reimburse the Underwriters through the Representatives for all out-of-pocket expenses approved in writing by the Representatives, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Shares not so delivered, but the Company and the Selling Stockholder shall then be under no further liability to any Underwriter except as provided in Sections 7 and 9 hereof.

13. In all dealings hereunder, the Representatives shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by the Representatives jointly or by Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc. or J.P. Morgan Securities LLC on behalf of the Representatives.

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company and the Selling Stockholder, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail or facsimile transmission to the Representatives in care of (i) Credit Suisse Securities (USA) LLC, Eleven Madison Avenue, New York, New York 10010, Attention: LCD-IBD; (ii) Deutsche Bank Securities Inc., 60 Wall Street, 4th Floor, New York, New York 10005, Attention: Equity Capital Markets – Syndicate Desk, fax: (212) 797-9344 , with a copy to Deutsche Bank Securities Inc., 60 Wall Street, 36th Floor, New York, New York 10005, Attention: General Counsel, fax: (212) 797-4564; (iii) J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179, Attention: Equity Syndicate Desk, fax: (212) 622-8358; if to the Selling Stockholder shall be delivered or sent by mail or facsimile transmission to the Selling Stockholder at c/o Maples Corporate Services Limited, P.O. Box 309, Ugland House, South Church Street, George Town, Grand Cayman, KY1-1104, Cayman Islands, fax: [●]; if to the Company shall be delivered or sent by mail or facsimile transmission to the address of the Company set forth on the cover of the Registration Statement, Attention: Secretary; and if to any person or entity that has delivered a lock-up letter described in Section 8(n) hereof shall be delivered or sent by mail to his or her respective address provided in writing to the Company. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

18

14. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Selling Stockholder and the Company and, to the extent provided in Sections 9 and 11 hereof, the officers and directors of the Company and each person who controls the Company, the Selling Stockholder or any Underwriter and their respective officers, directors, employees, selling agents, heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

15. Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

16. Each of the Company and the Selling Stockholder acknowledges and agrees that (i) the purchase and sale of the Shares pursuant to this Agreement is an arm’s-length commercial transaction between the Company and the Selling Stockholder, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company or the Selling Stockholder, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company or the Selling Stockholder with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or the Selling Stockholder on other matters) or any other obligation to the Company or the Selling Stockholder except the obligations expressly set forth in this Agreement and (iv) the Company and the Selling Stockholder has consulted its own legal and financial advisors to the extent it deemed appropriate. The Company and the Selling Stockholder agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company or the Selling Stockholder, in connection with such transaction or the process leading thereto.

17. With respect to any Underwriter who is or is affiliated with any person or entity engaged to act as an investment adviser on behalf of a client who has a direct or indirect interest in the Shares being sold by the Selling Stockholder, the Shares being sold to such Underwriter shall not include any Shares attributable to such client (with any such shares instead being allocated and sold to the other Underwriters) and, accordingly, the fees or other amounts received by such Underwriter in connection with the transactions contemplated hereby shall not include any fees or other amounts attributable to such client (and, if there is any unsold allotment in the offering at the First Time of Delivery, such unsold allotment in respect of Shares attributable to such client shall be allocated solely to Underwriters not affiliated with such client).

18. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company, the Selling Stockholder and the Underwriters, or any of them, with respect to the subject matter hereof.

19. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

20. The Company, the Selling Stockholder and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

21. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

If the foregoing is in accordance with the Representatives’ understanding, please sign and return to us one for each of the Company, the Selling Stockholder and Representatives plus one copy for each counsel, and upon the acceptance hereof by the Representatives, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement among each of the Underwriters, the Company and the Selling Stockholder. It is understood that the Representatives’ acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company and the Selling Stockholder for examination, upon request, but without warranty on the Representatives’ part as to the authority of the signers thereof.

[Remainder of page intentionally left blank]

19

Very truly yours,

Atkore International Group Inc.

By:
Name:
Title:

CD&R Allied Holdings, L.P.
By:	CD&R Associates VIII, Ltd., its general partner

By:
Name:	Theresa A. Gore
Title:	Vice President, Treasurer and Assistant Secretary

Signature Page to Underwriting Agreement

Accepted as of the date hereof

Credit Suisse Securities (USA) LLC

By:
Name:
Title:

Deutsche Bank Securities Inc.

By:
Name:
Title:

By:
Name:
Title:

J.P. Morgan Securities LLC

By:
Name:
Title:

Signature Page to Underwriting Agreement

SCHEDULE I

Underwriter	Total Number of Firm Shares to be Purchased	Number of Optional Shares to be Purchased if Maximum Option Exercised
Credit Suisse Securities (USA) LLC	[●]	[●]
Deutsche Bank Securities Inc.	[●]	[●]
J.P. Morgan Securities LLC	[●]	[●]
UBS Securities LLC	[●]	[●]
Citigroup Global Markets Inc.	[●]	[●]
Wells Fargo Securities, LLC	[●]	[●]
RBC Capital Markets, LLC	[●]	[●]

Total	[●]	[●]

Schedule I

SCHEDULE II

(a)	Issuer Free Writing Prospectuses not included in the Pricing Disclosure Package

[list each Issuer Free Writing Prospectus not to be included in the Pricing Disclosure Package]

(b)	Issuer Free Writing Prospectuses and other information other than the Pricing Prospectus that comprises the Pricing Disclosure Package:

The initial public offering price per share for the Shares is $[●].

The number of Firm Shares is [●].

The number of Optional Shares is [●].

Schedule II

SCHEDULE III

Directors, Officers, and Stockholders Subject to Lock-Up

1.	CD&R Allied Holdings, L.P.

2.	Philip W. Knisely

3.	John P. Williamson

4.	James A. Mallak

5.	Kevin J. Fitzpatrick

6.	Daniel S. Kelly

7.	Peter J. Lariviere

8.	Michael J. Schulte

9.	William E. Waltz

10.	James G. Berges

11.	Jeri L. Isbell

12.	Scott H. Muse

13.	Nathan K. Sleeper

14.	William VanArsdale

15.	A. Mark Zeffiro

16.	Jonathan L. Zrebiec

Schedule III

SCHEDULE IV

1.	AFC Cable Systems, Inc.

2.	Allied Tube & Conduit Corporation

3.	Atkore Plastic Pipe Corporation

4.	Atkore International Holdings Inc.

5.	Atkore International, Inc.

Schedule IV

ANNEX I-A

FORM OF OPINION OF DEBEVOISE & PLIMPTON LLP

June [●], 2016

Credit Suisse Securities (USA) LLC

Deutsche Bank Securities Inc.

J.P. Morgan Securities LLC

As Representatives of the several Underwriters

named in Schedule I to the Underwriting Agreement

c/o Credit Suisse Securities (USA) LLC

Eleven Madison Avenue

New York, New York 10010

c/o Deutsche Bank Securities Inc.

60 Wall Street

New York, New York 10005

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Atkore International Group Inc.

Ladies and Gentlemen:

We have acted as special New York counsel to Atkore International Group Inc., a Delaware corporation (the “Company”), in connection with the sale today by CD&R Allied Holdings, L.P. (the “Selling Stockholder”) of [●] shares (the “Shares”) of the Company’s Common Stock, par value $0.01 per share (the “Common Stock”), pursuant to the Underwriting Agreement, dated June [●], 2016 (the “Underwriting Agreement”), among the Company, you, as representatives of the several underwriters, the other underwriters named therein (you and such other underwriters, collectively, the “Underwriters”), and the Selling Stockholder. We are delivering this letter to you pursuant to Section [8(c)] of the Underwriting Agreement.

As used herein, the following terms shall have the following meanings: The term “DGCL” means the General Corporation Law of the State of Delaware, as currently in effect. The term “Material Adverse Effect” means a material adverse effect on the business, operations, property or financial condition of the Company and its subsidiaries taken as a whole. The term “1940 Act” means the Investment Company Act of 1940, as amended. The term “Prospectus” means the prospectus, dated June [●], 2016, relating to the Company’s registration statement on Form S-1 (Registration No. 333-209940) in the form filed with the U.S. Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended.

3	June [●], 2016

In rendering the opinions expressed below, (a) we have examined and relied on the originals, or copies certified or otherwise identified to our satisfaction, of such agreements, documents and records of the Company and its subsidiaries and such other instruments and certificates of public officials, officers and representatives of the Company and its subsidiaries and other persons as we have deemed necessary or appropriate for the purposes of this opinion, (b) we have examined and relied as to factual matters upon, and have assumed the accuracy of, the statements made in the certificates of public officials, officers and representatives of the Company and its subsidiaries and other persons delivered to us and the representations and warranties contained in or made pursuant to the Underwriting Agreement and (c) we have made such investigations of law as we have deemed necessary or appropriate as a basis for this opinion. In rendering the opinions expressed below, we have assumed, with your permission, without independent investigation or inquiry, (i) the authenticity and completeness of all documents submitted to us as originals, (ii) the genuineness of all signatures on all documents that we examined, (iii) the conformity to authentic originals and completeness of documents submitted to us as certified, conformed or reproduction copies and (iv) the legal capacity of all natural persons executing documents.

Based upon and subject to the foregoing and the assumptions, qualifications and limitations hereinafter set forth, we are of the opinion that:

1. The Company (a) is validly existing and in good standing under the laws of the State of Delaware and (b) has the corporate power and authority to conduct its business as described in the Prospectus.

2. The Company has the corporate power and authority to execute, deliver and perform its obligations under the Underwriting Agreement.

3. The Underwriting Agreement has been duly authorized, executed and delivered by or on behalf of the Company.

4. The authorized capital stock of the Company is as stated in the Prospectus under the heading “Description of Capital Stock—General.”

5. The Shares being sold by the Selling Stockholder to the Underwriters today have been duly authorized and validly issued and are fully paid and non-assessable.

6. Except for (1) any consents, authorizations, approvals, notices and filings that have been obtained or made and are in full force and effect and (2) those consents, authorizations, approvals, notices and filings that, individually or in the aggregate, if not made, obtained or done would not to our knowledge have a Material Adverse Effect, to our knowledge, no consent or authorization of, approval by, notice to or filing with any United States Federal, New York State or (insofar as the DGCL is concerned) Delaware governmental authority is required under United States Federal or New York State law or the DGCL to be obtained or made on or prior to the date hereof by the Company in connection with its execution and delivery of, and performance by the Company of its obligations in accordance with the terms of, the Underwriting Agreement; provided that we express no opinion in this paragraph 6 with respect to United States Federal or state securities laws.

7. The execution and delivery by the Company of the Underwriting Agreement did not, and the performance by the Company of its obligations in accordance with the terms of the Underwriting Agreement will not, violate (a) any provision of the certificate of incorporation or the by-laws of the Company (b) any existing United States Federal or New York State law, rule or regulation known by us to be applicable to the Company or the DGCL or (c) any contract listed in Schedule A hereto to which the Company is a party; except, in the case of clauses (b) and (c), for such violations that to our knowledge would not have a Material Adverse Effect; provided that we express no opinion in this paragraph 7 with respect to United States Federal or state securities laws.

4	June [●], 2016

8. The Company is not, and, on the date hereof after giving effect to the offering and sale of the Shares in the manner contemplated in the Underwriting Agreement and the Prospectus, will not be, required to be registered as an “investment company” (as defined in the 1940 Act) under the 1940 Act.

9. The statements in the Prospectus under the heading “Description of Capital Stock—Common Stock,” insofar as such statements purport to summarize certain terms of the Common Stock, are accurate in all material respects.

10. Subject to the assumptions, qualifications and limitations set forth in the Prospectus, the statements of United States Federal income tax law under the heading “U.S. Federal Tax Considerations for Non-U.S. Holders” in the Prospectus, are accurate in all material respects.

In rendering the opinion set forth in paragraph 5, we have assumed that the consideration required by the resolutions of the board of directors of the Company authorizing the issuance of the Shares being sold by the Selling Stockholder to the Underwriters today was received in full by the Company.

The opinions set forth in paragraphs 6 and 7 above as to the performance by the Company of its specified obligations in accordance with the terms of the Underwriting Agreement are based solely upon the facts and circumstances as they exist on the date hereof and are rendered as if the Company had performed such obligations on the date hereof.

We express no opinion as to the laws of any jurisdiction other than the laws of the State of New York, the DGCL and the Federal laws of the United States of America, as currently in effect, in each case that in our experience are generally applicable to transactions of the type contemplated by the Underwriting Agreement without regard to the particular nature of the business conducted by the Company.

The opinions expressed herein are solely for your benefit and, without our prior written consent, neither our opinions nor this opinion letter may be disclosed publicly to or relied upon by any other person. This opinion letter is limited to, and no opinion is implied or may be inferred beyond, the matters expressly stated herein. The opinions expressed herein are rendered only as of the date hereof, and we assume no responsibility to advise you of facts, circumstances, changes in law, or other events or developments that hereafter may occur or be brought to our attention and that may alter, affect or modify the opinions expressed herein.

Very truly yours,

1	June [●], 2016

Schedule A

1.	Stockholders Agreement, dated as of June [●], 2016, by and among Atkore International Group Inc. and CD&R Allied Holdings, L.P.

2.	Registration Rights Agreement, dated as of June [●], 2016, by and among Atkore International Group Inc. and CD&R Allied Holdings, L.P.

Annex I-A

ANNEX I-B

FORM OF NEGATIVE ASSURANCE LETTER OF

DEBEVOISE & PLIMPTON LLP

June [●], 2016

Credit Suisse Securities (USA) LLC

Deutsche Bank Securities Inc.

J.P. Morgan Securities LLC

As Representatives of the several Underwriters

named in Schedule I to the Underwriting Agreement

c/o Credit Suisse Securities (USA) LLC

Eleven Madison Avenue

New York, New York 10010

c/o Deutsche Bank Securities Inc.

60 Wall Street

New York, New York 10005

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Atkore International Group Inc.

Ladies and Gentlemen:

We have acted as special New York counsel to Atkore International Group Inc., a Delaware corporation (the “Company”), in connection with the sale today by CD&R Allied Holdings, L.P. (the “Selling Stockholder”) of [●] shares (the “Shares”) of the Company’s Common Stock, par value $0.01 per share (the “Common Stock”), pursuant to the Underwriting Agreement, dated June [●], 2016 (the “Underwriting Agreement”), among the Company, you, as representatives of the several underwriters, the other underwriters named therein (you and such other underwriters, collectively, the “Underwriters”), and the Selling Stockholder. We are delivering this letter to you pursuant to Section [8(c)] of the Underwriting Agreement.

In so acting, we have reviewed the registration statement on Form S-1 (Registration No. 333-209940), as amended, of the Company filed with the U.S. Securities and Exchange Commission (the “SEC”) pursuant to the Securities Act of 1933, as amended (the “1933 Act”), the Time of Sale Information (as defined below) and the prospectus, dated June [●], 2016 (the “Prospectus”), relating to the Shares, in the form filed with the SEC pursuant to Rule 424(b) under the 1933 Act. As used herein, the term “Registration Statement” means such registration statement, as amended, on the date such registration statement was declared effective (the “Effective Date”), including the information deemed to be a part of such registration statement as of the time it was declared effective pursuant to Rule 430A under the 1933 Act. The term “Preliminary Prospectus” means the preliminary prospectus, dated May [●], 2016, relating to the Shares, filed as part of the Registration Statement. The term “Time of Sale Information” means, collectively, the Preliminary Prospectus and the information set forth on Schedule [II] of the Underwriting Agreement.

Annex I-B

We have reviewed and discussed the contents of the Registration Statement, the Time of Sale Information and the Prospectus with certain officers and employees of the Company, its internal counsel, representatives of the Underwriters, Underwriters’ counsel and representatives of the Company’s independent accountants. Other than to the limited extent set forth in paragraphs 9 and 10 of our opinion letter, dated the date hereof, addressed to the Underwriters, we have not ourselves checked the accuracy, completeness or fairness of, or otherwise verified, and are not passing upon and assume no responsibility for the accuracy, completeness or fairness of, the statements contained in the Registration Statement, the Time of Sale Information or the Prospectus and have made no independent check or verification thereof.

On the basis of the foregoing, we advise you as follows:

(i) The Registration Statement, as of the Effective Date, and the Prospectus, as of its date, appeared to us on their face to be appropriately responsive in all material respects to the requirements as to form of the 1933 Act and the applicable rules and regulations of the SEC thereunder, except that we express no view as to (a) the financial statements, the related notes and schedules, and other financial and accounting data or information contained in or omitted from the Registration Statement or the Prospectus or (b) Regulation S-T.

(ii) No facts have come to our attention that have caused us to believe that (a) the Registration Statement, as of the Effective Date, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (b) the Time of Sale Information, as of [●] p.m. New York City time on June [●], 2016, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (c) the Prospectus, as of the date of the Prospectus and as of the date and time of the delivery of this letter, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; except that in each case we express no belief as to the financial statements, the related notes and schedules, and other financial and accounting data or information contained in or omitted from the Registration Statement, the Time of Sale Information or the Prospectus.

(iii) Based exclusively on our review of stop orders contained on the SEC’s website at https://www.sec.gov/litigation/stoporders.shtml and the notice of effectiveness of the Registration Statement posted on the SEC’s EDGAR database, the Registration Statement has become effective under the 1933 Act and, to our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act and no proceedings for such purpose are pending before the SEC.

This letter is solely for your benefit and, without our prior written consent, neither our beliefs nor this letter may be disclosed to or relied upon by any other person. This letter is limited to the matters stated herein and no views are implied or may be inferred beyond the matters expressly stated herein. The beliefs expressed herein are rendered only as of the date hereof, and we assume no responsibility to advise you of facts, circumstances, changes in law or other events or developments that hereafter may occur or be brought to our attention and that may alter, affect or modify the beliefs expressed herein.

Very truly yours,

Annex I-B

ANNEX I-C

FORM OF GENERAL COUNSEL CERTIFICATE

ATKORE INTERNATIONAL GROUP INC.

GENERAL COUNSEL CERTIFICATE

This certificate is being delivered pursuant to Section 8(d) of the Underwriting Agreement, dated June [●], 2016 (the “Underwriting Agreement”), among Atkore International Group Inc. (the “Company”), Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc. and J.P. Morgan Securities LLC, as representatives of the several underwriters named therein, and CD&R Allied Holdings, L.P. (the “Selling Stockholder”), relating to the sale today by the Selling Stockholder of [●] shares of the Company’s Common Stock, par value $0.01 per share. Capitalized terms not defined herein shall have the meaning assigned thereto in the Underwriting Agreement.

I, Daniel S. Kelly, solely in my capacity as General Counsel of the Company, hereby certify on behalf of the Company that, to my knowledge, except as referenced in each of the Pricing Disclosure Package and the Prospectus, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which the Company or any Designated Subsidiary is a party or to which any property of the Company or any of the Designated Subsidiaries is the subject that would reasonably be expected to have a Material Adverse Effect.

The views expressed in this certificate are rendered only as of the date hereof, and I assume no responsibility to advise you of facts, circumstances, changes in law, or other events or developments that hereafter may occur or be brought to my attention and may alter, affect or modify the views expressed herein.

Annex I-C

ANNEX II

FORM OF OPINION OF DEBEVOISE & PLIMPTON LLP

NEW YORK COUNSEL TO SELLING STOCKHOLDER

May [●], 2016

Credit Suisse Securities (USA) LLC

Deutsche Bank Securities Inc.

J.P. Morgan Securities LLC

As Representatives of the several Underwriters

named in Schedule I to the Underwriting Agreement

c/o Credit Suisse Securities (USA) LLC

Eleven Madison Avenue

New York, New York 10010

c/o Deutsche Bank Securities Inc.

60 Wall Street

New York, New York 10005

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Atkore International Group Inc.

Ladies and Gentlemen:

We have acted as special New York counsel to CD&R Allied Holdings, L.P., a Cayman Islands exempted limited partnership (the “Selling Stockholder”), in connection with the sale by the Selling Stockholder today of [●] shares (the “Shares”) of the Common Stock, par value $0.01 per share (the “Common Stock”), of Atkore International Group Inc. (the “Company”), pursuant to the Underwriting Agreement, dated June [●], 2016 (the “Underwriting Agreement”), among the Company, you, as representatives of the several underwriters, the other underwriters named therein (you and such other underwriters, collectively, the “Underwriters”), and the Selling Stockholder. We are delivering this letter to you pursuant to Section [8(d)] of the Underwriting Agreement.

As used herein, the following terms shall have the following meanings: The term “Applicable Laws” means the Federal laws of the United States and the laws of the State of New York, as currently in effect, that in our experience are normally applicable to transactions of the type contemplated by the Underwriting Agreement (other than United States Federal or state securities laws, antifraud laws, fraudulent conveyance or transfer laws and tax laws) without regard to the particular nature of the business conducted by the Selling Stockholder, and without our having made any review, search or investigation as to the applicability of any specific law, rule or regulation applicable to the Selling Stockholder. “Governmental Approval” means any consent or authorization of, approval by, notice to or filing with, any United States Federal or New York State court or governmental authority having jurisdiction over the Selling Stockholder under any Applicable Law to be obtained or made by the Selling Stockholder pursuant to any Applicable Law, other than those consents, authorizations, approvals, notices and filings that, if not made, obtained or done, would not to our knowledge have a Material Adverse Effect. “Material Adverse Effect” means a material adverse effect on the ability of the Selling Stockholder to perform its obligations under the Underwriting Agreement. “UCC” means the Uniform Commercial Code as in effect in the State of New York on the date hereof.

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In rendering the opinions expressed below, we have (a) examined and relied on the originals, or copies certified or otherwise identified to our satisfaction, of such agreements, documents and records of the Selling Stockholder and such other instruments and certificates of public officials, officers and representatives of the Selling Stockholder and others as we have deemed necessary or appropriate for the purposes of such opinions, (b) examined and relied as to factual matters upon, and have assumed the accuracy of, the statements made in the certificates of public officials, officers and representatives of the Selling Stockholder and others delivered to us and the representations and warranties contained in or made pursuant to the Underwriting Agreement and (c) made such investigations of law as we have deemed necessary or appropriate as a basis for such opinions. In rendering the opinions expressed below, we have assumed, with your permission, without independent investigation or inquiry, (i) the authenticity and completeness of all documents submitted to us as originals, (ii) the genuineness of all signatures on all documents that we examined, (iii) the conformity to authentic originals and completeness of documents submitted to us as certified, conformed or reproduction copies, (iv) the legal capacity of all natural persons executing documents, (v) the power and authority of all parties to enter into and perform their respective obligations under the Underwriting Agreement, (vi) except to the extent expressly set forth in paragraph 1 below, the due authorization, execution and delivery of the Underwriting Agreement by all parties thereto and the validity and binding effect thereof on such parties, (vii) that all parties to the Underwriting Agreement are duly organized and are validly existing in good standing under the laws of their respective jurisdictions of organization, if applicable, and that all parties to the Underwriting Agreement have complied with all aspects of applicable laws of all jurisdictions in connection with the transactions contemplated by the Underwriting Agreement, (viii) the enforceability of the Underwriting Agreement against all respective parties thereto and (ix) that the jurisdiction of The Depository Trust Company, as securities intermediary (“DTC”), for purposes of Article 8 of the UCC, is the State of New York.

Based upon and subject to the foregoing and the assumptions, qualifications and limitations hereinafter set forth, we are of the opinion that:

1. The Underwriting Agreement has been duly executed and delivered by or on behalf of the Selling Stockholder to the extent (if any) that execution and delivery thereof by or on behalf of the Selling Stockholder is governed by the laws of the State of New York.

2. The execution and delivery by the Selling Stockholder of the Underwriting Agreement did not, and the sale today by the Selling Stockholder of the Shares in accordance with the terms of the Underwriting Agreement will not, violate any Applicable Law known by us to be applicable to the Selling Stockholder, except for such violations that would not to our knowledge have a Material Adverse Effect.

3. No Governmental Approval is required to be obtained or made on or prior to the date hereof by the Selling Stockholder for the execution and delivery by the Selling Stockholder of the Underwriting Agreement or the sale today by the Selling Stockholder of the Shares in accordance with the terms of the Underwriting Agreement.

4. Assuming that each Underwriter acquires its interest in the shares of Common Stock it has purchased today from the Selling Stockholder without notice (within the meaning of Section 8-105 of the UCC) of an adverse claim (as defined in Section 8-102(a)(1) of the UCC) to such shares of Common Stock, and each Underwriter has purchased such shares of Common Stock delivered on the date hereof to DTC by making payment therefor as provided in the Underwriting Agreement and has had such shares of Common Stock credited to the securities account or securities accounts of such Underwriter maintained with DTC in accordance with Section 8-501 of the UCC, then such Underwriter will have acquired a security entitlement (as defined in Section 8-102(a)(17) of the UCC) to such shares of Common Stock purchased by such Underwriter, and no action based on an adverse claim (as defined in Section 8-102(a)(1) of the UCC) may be asserted against such Underwriter with respect to such security entitlement. The opinions expressed in this paragraph 4 are limited to the effect of Article 8 of the UCC.

We express no opinion as to the laws of any jurisdiction other than the Applicable Laws.

The opinions expressed herein are solely for your benefit and, without our prior written consent, neither our opinions nor this opinion letter may be disclosed publicly to or relied upon by any other person. This opinion letter is limited to, and no opinion is implied or may be inferred beyond, the matters expressly stated herein. The opinions expressed herein are rendered only as of the date hereof, and we assume no responsibility to advise you of facts, circumstances, changes in law, or other events or developments that hereafter may occur or be brought to our attention and that may alter, affect or modify the opinions expressed herein.

Very truly yours,

Annex II

ANNEX III

FORM OF OPINION OF MAPLES AND CALDER

CAYMAN COUNSEL TO SELLING STOCKHOLDER

CD&R Associates VIII, Ltd.

PO Box 309

Ugland House

Grand Cayman

KY1-1104

Cayman Islands

Credit Suisse Securities (USA) LLC

Deutsche Bank Securities Inc.

J.P. Morgan Securities LLC

As Representatives of the several Underwriters

named in Schedule I to the Underwriting Agreement (as defined below),

c/o Credit Suisse Securities (USA) LLC

Eleven Madison Avenue

New York, New York 10010

c/o Deutsche Bank Securities Inc.

60 Wall Street, 4th Floor

New York, NY 10005

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, NY 10179

[            ] 2016

Dear Sirs

CD&R Allied Holdings, L.P.

We have acted as counsel as to Cayman Islands law to CD&R Allied Holdings, L.P. (the “Partnership”), a Cayman Islands exempted limited partnership, and to CD&R Associates VIII, Ltd., a Cayman Islands exempted company, in its capacity as general partner to the Partnership (the “General Partner”), in connection with the sale by the Partnership of a portion of its shareholding in Atkore International Group Inc. (“Atkore”) pursuant to the Underwriting Agreement.

1	Documents Reviewed

We have reviewed originals, copies, drafts or conformed copies of the following documents:

1.1	The certificate of registration of the Original General Partner (as defined below) as a foreign company under Part IX of the Companies Law (2013 Revision) (the “Companies Law”) dated 19 October 2010.

1.2	The certificate of incorporation dated 25 October 2007 and the memorandum and articles of association as registered on 25 October 2007 (the “Memorandum and Articles”) of the General Partner.

1.3	The certificate of registration of the Partnership as an exempted limited partnership under section 9 of the Exempted Limited Partnership Law, 2014 (the “Law”) dated 19 October 2010.

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1.4	The statement signed on behalf of CD&R Allied Holdings GP, LLC, the original general partner of the Partnership (the “Original General Partner”) pursuant to section 9(1) of the Law relating to the Partnership and the statement filed under section 10 of the Law relating to the change in the general partner of the Partnership from the Original General Partner to the General Partner.

1.5	The written resolutions of the board of directors of the General Partner dated 7 December 2010 (the “2010 Resolutions”) and [ ● ] 2016 (the “2016 Resolutions” and together with the 2010 Resolutions, the “Resolutions”) and the corporate and partnership records of each of the General Partner and the Partnership maintained at their respective registered offices in the Cayman Islands.

1.6	The initial limited partnership agreement constituting the Partnership dated 19 October 2010 between the Original General Partner and the initial limited partner named therein, as amended and restated by the amended and restated limited partnership agreement of the Partnership dated 21 December 2010 (as amended by the transfer and admission agreement dated 6 May 2013), as amended and restated by the second amended and restated limited partnership agreement of the Partnership dated 7 May 2014, between the General Partner and each of the limited partners of the Partnership (the “Limited Partners”) (collectively the “Partnership Agreement”).

1.7	A certificate of good standing in relation to the General Partner issued by the Registrar of Companies dated [ ● ] 2016.

1.8	A certificate of good standing in relation to the Partnership issued by the Registrar of Exempted Limited Partnerships dated [ ● ] 2016 (together with the certificate of good standing in relation to the General Partner referred to as the “Certificates of Good Standing”).

1.9	A certificate of the General Partner, a copy of which is attached to this opinion letter (the “General Partner’s Certificate”).

1.10	The Stockholders Agreement dated as of [ ● ] 2016 among Atkore, the Partnership and each of the other Stockholders (as defined therein) (the “Stockholders Agreement”).

1.11	The Underwriting Agreement dated [ ● ] 2016 between the Partnership, Atkore and the underwriters named therein (the “Underwriting Agreement”).

2	Assumptions

The following opinions are given only as to, and based on, circumstances and matters of fact existing and known to us on the date of this opinion letter. These opinions only relate to the laws of the Cayman Islands which are in force on the date of this opinion letter. In giving the following opinions, we have relied (without further verification) upon the completeness and accuracy of the General Partner’s Certificate and the Certificates of Good Standing. We have also relied upon the following assumptions, which we have not independently verified:

2.1	At all times that the Original General Partner acted as the general partner of the Partnership, the existence and good standing of the Original General Partner as a limited liability company incorporated or established in the U.S. State of Delaware and the due authorisation, execution and unconditional delivery of the Partnership Agreement by the Original General Partner at the relevant time, as a matter of the law of the United States State of Delaware and all other relevant laws (other than the laws of the Cayman Islands).

2.2	The Partnership Agreement and the Underwriting Agreement have been or, as the case may be, will be authorised and duly executed and unconditionally delivered by or on behalf of all relevant parties in accordance with all relevant laws (other than, with respect to the General Partner and the Partnership, the laws of the Cayman Islands).

2.3	Save as mentioned in paragraph 1.6 above, the Partnership Agreement has not been otherwise amended, varied, waived or supplemented and each of the amendments and restatements of the Partnership Agreement referred to in paragraph 1.6 above were made in accordance with the amendment provisions of the Partnership Agreement (or otherwise with the consent of all the partners of the Partnership).

Annex III

2.4	The Underwriting Agreement is, or will be, legal, valid, binding and enforceable against all relevant parties in accordance with its terms under the laws of the U.S. State of New York (the “Relevant Law”), and all other relevant laws (other than, with respect to the General Partner and the Partnership, the laws of the Cayman Islands).

2.5	The choice of the Relevant Law as the governing law of the Underwriting Agreement has been made in good faith and would be regarded as a valid and binding selection which will be upheld by the courts of the U.S. State of New York (the “Relevant Jurisdiction”), and any other relevant jurisdiction (other than the Cayman Islands) as a matter of the Relevant Law and all other relevant laws (other than the laws of the Cayman Islands).

2.6	The choice of Cayman Islands law as the governing law of the Partnership Agreement has been made in good faith.

2.7	Copies of documents, conformed copies or drafts of documents provided to us are true and complete copies of, or in the final forms of, the originals, and translations of documents provided to us are complete and accurate.

2.8	All signatures, initials and seals are genuine.

2.9	Each party has the capacity, power, authority and legal right under all relevant laws (other than, with respect to the General Partner and the Partnership, the laws of the Cayman Islands) to enter into, execute, unconditionally deliver and perform their respective obligations under the Partnership Agreement and the Underwriting Agreement.

2.10	There is no contractual or other prohibition or restriction (other than as arising under Cayman Islands law) binding on the Partnership or the General Partner prohibiting or restricting each of them from entering into and performing their obligations under the Underwriting Agreement.

2.11	No monies paid to or for the account of any party under the Underwriting Agreement represent or will represent criminal property or terrorist property (as defined in the Proceeds of Crime Law (2014 Revision) and the Terrorism Law (2015 Revision), respectively).

2.12	At all times the affairs of each of the Original General Partner, the General Partner and the Partnership have been conducted in accordance with the Partnership Agreement.

2.13	All necessary consents have been given, actions taken and conditions met or validly waived pursuant to the Partnership Agreement, the Stockholders Agreement and the Underwriting Agreement.

2.14	There is nothing under any law (other than the laws of the Cayman Islands) which would or might affect the opinions set out below. Specifically, we have made no independent investigation of the Relevant Law or the laws of the jurisdictions in which the Original General Partner or the Limited Partners are registered or incorporated or established.

2.15	The Court Register constitutes a complete record of the proceedings before the Grand Court as at the time of the Litigation Search (as those terms are defined below).

3	Opinions

Based upon, and subject to, the foregoing assumptions and the qualifications set out below, and having regard to such legal considerations as we deem relevant, we are of the opinion that:

3.1	The General Partner has been duly incorporated as an exempted company with limited liability and is validly existing and in good standing under the laws of the Cayman Islands.

Annex III

3.2	The General Partner has all requisite power and authority under the Memorandum and Articles to enter into, execute and perform its obligations under the Underwriting Agreement and to enter into and execute the Underwriting Agreement on behalf of the Partnership.

3.3	The Partnership has been duly formed and registered and is validly existing and in good standing as an exempted limited partnership under the laws of the Cayman Islands.

3.4	The Partnership has all requisite capacity, power and authority under the Partnership Agreement to enter into and perform its obligations under the Underwriting Agreement.

3.5	The execution and delivery of the Underwriting Agreement by the Partnership does not, and the Partnership’s performance of its obligations under the Underwriting Agreement will not, conflict with or result in a breach of any of the terms or provisions of the Partnership Agreement or any law, public rule or regulation applicable to the General Partner or the Partnership currently in force in the Cayman Islands.

3.6	The execution, delivery and performance of the Underwriting Agreement by the Partnership has been authorised in accordance with the provisions of the Partnership Agreement and upon the execution and unconditional delivery of the Underwriting Agreement by or on behalf of the General Partner acting in its capacity as general partner of the Partnership, the Underwriting Agreement will have been duly executed and delivered by the Partnership and will constitute the legal, valid and binding obligations of the Partnership enforceable in accordance with its terms.

3.7	No authorisations, consents, approvals, licences, validations or exemptions are required by law from any governmental authorities or agencies or other official bodies in the Cayman Islands in connection with:

(a)	the execution, creation or delivery of the Underwriting Agreement by and on behalf of the Partnership;

(b)	subject to the payment of the appropriate stamp duty, enforcement of the Underwriting Agreement against the Partnership; or

(c)	the performance by the Partnership of its obligations under the Underwriting Agreement.

3.8	No taxes, fees or charges (other than stamp duty) are payable (either by direct assessment or withholding) to the government or other taxing authority in the Cayman Islands under the laws of the Cayman Islands in respect of:

(a)	the execution or delivery by the Partnership of the Underwriting Agreement;

(b)	the enforcement of the Underwriting Agreement; or

(c)	payments made under, or pursuant to the Underwriting Agreement.

The Cayman Islands currently have no form of income, corporate or capital gains tax and no estate duty, inheritance tax or gift tax.

3.9	The courts of the Cayman Islands will observe and give effect to the choice of the Relevant Law as the governing law of the Underwriting Agreement.

3.10

Based solely on our search of the Register of Writs and Other Originating Process (the “Court Register”) maintained by the Clerk of the Court of the Grand Court of the Cayman Islands from the date of formation of the Partnership and incorporation of the General Partner to the close of business (Cayman Islands time)

Annex III

on [ ● ] 2016 (the “Litigation Search”), the Court Register disclosed no writ, originating summons, originating motion, petition (including any winding-up petition), counterclaim nor third party notice (the “Originating Process”) nor any amended Originating Process pending before the Grand Court of the Cayman Islands, in which the Partnership or the General Partner is identified as a defendant or respondent.

3.11	Although there is no statutory enforcement in the Cayman Islands of judgments obtained in the Relevant Jurisdiction, a judgment obtained in such jurisdiction will be recognised and enforced in the courts of the Cayman Islands at common law, without any re-examination of the merits of the underlying dispute, by an action commenced on the foreign judgment debt in the Grand Court of the Cayman Islands, provided such judgment:

(a)	is given by a foreign court of competent jurisdiction;

(b)	imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given;

(c)	is final;

(d)	is not in respect of taxes, a fine or a penalty; and

(e)	was not obtained in a manner and is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands.

3.12	It is not necessary to ensure the legality, validity, enforceability, perfection or admissibility in evidence of the Underwriting Agreement that any document be filed, recorded or enrolled with any governmental authority or agency or any official body in the Cayman Islands.

4	Qualifications

The opinions expressed above are subject to the following qualifications:

4.1	The obligations assumed by the Partnership under the Underwriting Agreement will not necessarily be enforceable in all circumstances in accordance with their terms. In particular:

(a)	enforcement may be limited by bankruptcy, insolvency, liquidation, reorganisation, readjustment of debts or moratorium or other laws of general application relating to or affecting the rights of creditors;

(b)	enforcement may be limited by general principles of equity. For example, equitable remedies such as specific performance may not be available, inter alia, where damages are considered to be an adequate remedy;

(c)	some claims may become barred under relevant statutes of limitation or may be or become subject to defences of set off, counterclaim, estoppel and similar defences;

(d)	where obligations are to be performed in a jurisdiction outside the Cayman Islands, they may not be enforceable in the Cayman Islands to the extent that performance would be illegal under the laws of that jurisdiction;

(e)	the courts of the Cayman Islands have jurisdiction to give judgment in the currency of the relevant obligation and statutory rates of interest payable upon judgments will vary according to the currency of the judgment. If the Partnership becomes insolvent or the partners are made subject to an insolvency proceeding, the courts of the Cayman Islands will require all debts to be proved in a common currency, which is likely to be the “functional currency” of the Partnership determined in accordance with applicable accounting principles. Currency indemnity provisions have not been tested, so far as we are aware, in the courts of the Cayman Islands;

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(f)	arrangements that constitute penalties will not be enforceable;

(g)	enforcement may be prevented by reason of fraud, coercion, duress, undue influence, misrepresentation, public policy or mistake or limited by the doctrine of frustration of contracts;

(h)	provisions imposing confidentiality obligations may be overridden by compulsion of applicable law or the requirements of legal and/or regulatory process;

(i)	the courts of the Cayman Islands may decline to exercise jurisdiction in relation to substantive proceedings brought under or in relation to the Underwriting Agreement in matters where they determine that such proceedings may be tried in a more appropriate forum;

(j)	we reserve our opinion as to the enforceability of the relevant provisions of the Underwriting Agreement to the extent that they purport to grant exclusive jurisdiction as there may be circumstances in which the courts of the Cayman Islands would accept jurisdiction notwithstanding such provisions; and

(k)	a company cannot, by agreement or in its articles of association, restrict the exercise of a statutory power and there is doubt as to the enforceability of any provision in the Underwriting Agreement whereby the General Partner covenants to restrict the exercise of powers specifically given to it under the Companies Law (2013 Revision) of the Cayman Islands, including, without limitation, the power to increase its authorised share capital, amend its memorandum and articles of association or present a petition to a Cayman Islands court for an order to wind up the General Partner.

4.2	Applicable court fees will be payable in respect of the enforcement of the Underwriting Agreement.

4.3	Cayman Islands stamp duty may be payable if the original Underwriting Agreement is brought to or executed in the Cayman Islands.

4.4	Notwithstanding registration, an exempted limited partnership is not a separate legal person distinct from its partners. An exempted limited partnership must act through its general partner and all agreements and contracts must be entered into by or on behalf of the general partner (or any agent or delegate of the general partner) on behalf of the exempted limited partnership. References in this opinion to the “Partnership” taking any action (including executing any agreements) should be construed accordingly.

4.5	To maintain the General Partner and the Partnership in good standing under the laws of the Cayman Islands, annual filing fees must be paid and returns made to the Registrar of Companies and the Registrar of Exempted Limited Partnerships within the time frame prescribed by law.

4.6	The obligations of the General Partner or the Partnership may be subject to restrictions pursuant to United Nations sanctions as implemented under the laws of the Cayman Islands and/or restrictive measures adopted by the European Union Council for Common Foreign and Security Policy extended to the Cayman Islands by the Order of Her Majesty in Council.

4.7	In the case of an exempted limited partnership formed under the Law the general partner(s) are liable for partnership debts (i.e. debts validly contracted by them on behalf of the partnership) to the extent the partnership assets are insufficient to meet those debts, and the liability of the limited partners is limited to the extent provided in the Law. The general partner(s) of an exempted limited partnership (or any agent or delegate of the general partner(s)) enter into all agreements and contracts on behalf of the exempted limited partnership under general legal principles of agency as modified by the terms of the partnership agreement, the Law and the Partnership Law (2013 Revision). Under the terms of the Law, any right or property of the exempted limited partnership which is conveyed to or vested in or held either:

(a)	on behalf of any one or more of the general partners; or

(b)	in the name of the exempted limited partnership,

is an asset of the exempted limited partnership held upon trust in accordance with the terms of the Law.

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4.8	A certificate, determination, calculation or designation of any party to the Partnership Agreement or the Underwriting Agreement as to any matter provided therein might be held by a Cayman Islands court not to be conclusive final and binding if, for example, it could be shown to have an unreasonable or arbitrary basis, or in the event of manifest error.

4.9	The Litigation Search of the Court Register would not reveal, amongst other things, an Originating Process filed with the Grand Court which, pursuant to the Grand Court Rules or best practice of the Clerk of the Courts’ office, should have been entered in the Court Register but was not in fact entered in the Court Register (properly or at all), or any Originating Process which has been placed under seal or anonymised (whether by order of the Court or pursuant to the practice of the Clerk of the Courts’ office, in either case save for winding up petitions, which pursuant to O.24 r.6(1) of the Companies (Winding Up) Rules (as amended) may not be placed under seal).

4.10	In principle the courts of the Cayman Islands will award costs and disbursements in litigation in accordance with the relevant contractual provisions but there remains some uncertainty as to the way in which the rules of the Grand Court will be applied in practice. Whilst it is clear that costs incurred prior to judgment can be recovered in accordance with the contract, it is likely that post-judgment costs (to the extent recoverable at all) will be subject to taxation in accordance with Grand Court Rules Order 62.

4.11	The dissolution of the Partnership will be subject to the provisions of and the procedures required by sections 36 or 37 of the Law.

4.12	We reserve our opinion as to the extent to which the courts of the Cayman Islands would, in the event of any relevant illegality or invalidity, sever the relevant provisions of the Underwriting Agreement and enforce the remainder of the Underwriting Agreement or the transaction of which such provisions form a part, notwithstanding any express provisions in the Underwriting Agreement in this regard.

4.13	We express no opinion as to the meaning, validity or effect of any references to foreign (i.e. non-Cayman Islands) statutes, rules, regulations, codes, judicial authority or any other promulgations and any references to them in the Underwriting Agreement.

4.14	Legal proceedings against an exempted limited partnership may be instituted against any one or more of the general partner(s) and no limited partner shall be a party to or named in such proceedings unless the Grand Court of the Cayman Islands considers it just and equitable to join in or otherwise institute proceedings against any one or more of the limited partners who may be liable in the circumstances contemplated in section 20(1) or section 34(1) of the Law.

4.15	We have not been provided with, and therefore express no opinion on the enforceability of, any side letter entered into by the General Partner. The statutory and fiduciary duties applicable to the General Partner when exercising its powers may affect the enforceability of any such side letter, depending upon the specific circumstances.

We express no view as to the commercial terms of the Underwriting Agreement or whether such terms represent the intentions of the parties, and make no comment with regard to warranties or representations which may be made therein.

Annex III

The opinions in this opinion letter are strictly limited to the matters contained in the opinions section above and do not extend to any other matters. We have not been asked to review and we therefore have not reviewed any of the ancillary documents relating to the Underwriting Agreement and express no opinion or observation upon the terms of any such document.

This opinion letter is addressed to and for the benefit solely of the addressees and may not be relied upon by any other person for any purpose (other than Debevoise & Plimpton LLP for the purpose of any opinion they are required to deliver in relation to or associated with the matters referred to in this opinion letter), nor may it be transmitted or disclosed (in whole or in part) to any other person without our prior written consent, except as required by law.

Yours faithfully

Maples and Calder

Annex III

ANNEX IV

FORM OF PRESS RELEASE

Atkore International Group Inc.

[Date]

(“Atkore International Group Inc.”) announced today that [ ● ] and [ ● ], the lead book running managers in the recent public sale of shares of the Company’s common stock, are [waiving] [releasing] a lock-up restriction with respect to shares of the Company’s common stock held by [certain officers or directors] [an officer or director] of the Company. The [waiver] [release] will take effect on                 , 2016, and the shares may be sold on or after such date.

This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.

Annex IV

ANNEX V

FORM OF LOCK-UP AGREEMENT

Credit Suisse Securities (USA) LLC

Deutsche Bank Securities Inc.

J.P. Morgan Securities LLC

As Representatives of the several Underwriters named in Schedule I hereto,

c/o Credit Suisse Securities (USA) LLC

Eleven Madison Avenue

New York, New York 10010

c/o Deutsche Bank Securities Inc.

60 Wall Street, 4th Floor

New York, New York 10005

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Re: Atkore International Group Inc. — Public Offering

Ladies and Gentlemen:

The undersigned understands that you, as representatives (the “Representatives”), propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) on behalf of the several Underwriters named in Schedule I to such agreement (collectively, the “Underwriters”), with Atkore International Group Inc., a Delaware corporation (the “Company”) and CD&R Allied Holdings, L.P. (the “Selling Stockholder”) providing for a public offering (the “Public Offering”) of common stock, $0.01 par value (the “Stock”) of the Company (the “Shares”), pursuant to a Registration Statement on Form S-1 filed with the U.S. Securities and Exchange Commission (the “SEC”).

In consideration of the agreement by the Underwriters to offer and sell the Shares, and of other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees that, during the period specified in the following paragraph (the “Lock-Up Period”), the undersigned will not, without the prior written consent of any two of the Representatives, offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of any shares of Stock of the Company, or any options or warrants to purchase any shares of Stock of the Company, or any securities convertible into, exchangeable for or that represent the right to receive shares of Stock of the Company, whether now owned or hereinafter acquired, owned directly by the undersigned (including holding as a custodian) or with respect to which the undersigned has beneficial ownership within the rules and regulations of the SEC (collectively the “Undersigned’s Shares”) (other than the sale of any shares of Stock acquired after the Public Offering that is not required to be reported in any public report or filing with the SEC and regarding which the undersigned does not otherwise voluntarily effect any public filing or report). The foregoing restriction is expressly agreed to preclude the undersigned from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Undersigned’s Shares even if such Shares would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of the Undersigned’s Shares or with respect to any security that includes, relates to, or derives any significant part of its value from such Shares.

The Lock-Up Period will commence on the date of the preliminary prospectus used at the commencement of the roadshow in connection with the offering of Shares and continue for 180 days after the public offering date set forth on the final prospectus (the “Public Offering Date”) pursuant to the Underwriting Agreement.

Annex V

If the undersigned is an officer or director of the Company, (1) any two Representatives agree that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of shares of Stock, the Representatives will notify the Company of the impending release or waiver, and (2) the Company has agreed in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver. Any release or waiver granted by any two of the Representatives hereunder to any such officer or director shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this letter to the extent and for the duration that such terms remain in effect at the time of the transfer.

Notwithstanding the foregoing, and subject to the conditions below, the undersigned may transfer the Undersigned’s Shares without the prior written consent of any two of the Representatives on behalf of the Underwriters:

(i) to the Underwriters pursuant to the Underwriting Agreement;

(ii) pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction made to all holders of the Stock involving a Change of Control (as defined below) of the Company, provided that in the event that the tender offer, merger, consolidation or other such transaction is abandoned, the Undersigned’s Shares shall remain subject to the restrictions hereunder; or

(iii) as a bona fide gift or gifts; or

(iv) by will or intestacy; or

(v) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned (for purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin); or

(vi) as a distribution to partners, members or stockholders of the undersigned; or

(vii) to the undersigned’s subsidiaries, affiliates or to any investment fund or other entity controlled or managed by, or under common control or management with, the undersigned; or

(viii) disposition of shares of Stock to the Company or the retention of shares of Stock by the Company to (i) satisfy tax withholding obligations in connection with the exercise of options to purchase Stock, the vesting of restricted stock units or the settlement of deferred stock units or (ii) in payment of the exercise or purchase price with respect to the exercise of options to purchase Stock, the vesting of restricted stock units or the settlement of deferred stock units; or

(ix) as transfers of shares of Stock by the undersigned in connection with bona fide gifts of such shares of Stock to charitable organizations by certain partners and employees of the undersigned, its affiliates or any investment fund or other entity controlled or managed by, or under common control or management with, the undersigned;

provided, however, that (1) in the case of clauses (iii)-(vii) and (ix) above, the Representatives shall have received a signed lock-up agreement for the balance of the Lock-Up Period from each donee, trustee, distributee, or transferee, as the case may be, prior to such transfer; (2) such transfers (other than those described above in (i), (ii), (v) and (viii)) shall not involve a disposition for value; (3) during the first 90 days following the Public Offering Date, such transfers (other than those described above in (i), (ii), (viii) and (ix) and transfers described in (vi) that are effected to enable the transfer described in (ix)) are not required to be reported with the SEC on Form 4 in accordance with Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”); and (4) the undersigned does not otherwise voluntarily effect any public filing or report regarding a transfer made pursuant to clauses (i) to (ix) above. For purposes of clause (ii) above, “Change of Control” shall mean the consummation of any bona fide third party tender offer, merger, consolidation or other similar transaction the result of which is that any “person” (as defined in Section 13(d)(3) of the Exchange Act), or group of persons, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 of the Exchange Act) of a majority of total voting power of the voting stock of the Company.

Annex V

Nothing in this agreement shall prevent the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Stock, provided that such plan (1) does not provide for the transfer of Stock during the Lock-up Period, (2) is not required to be reported and is not voluntarily reported in any public report or filing with the SEC during the first 90 days following the Public Offering Date.

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Undersigned’s Shares except in compliance with the foregoing restrictions.

The undersigned understands that the Company and the Underwriters are relying upon this Lock-Up Agreement in proceeding toward consummation of the offering. The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors, and assigns.

Very truly yours,

Exact Name of Shareholder

Authorized Signature

Title

Annex V